[LEGEND] EXHIBIT 23(a) CONSENT OF INDEPENDENT AUDITORS

[Letterhead of Coopers & Lybrand]

May 25, 1998

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Fahnestock Viner Holdings Inc. (the "Company") relating to Class A non-voting shares of the Company issuable to the Fahnestock & Co. Inc. 401(k) Plan of our report dated March 4, 1998 appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

/s/ Coopers & Lybrand
Coopers & Lybrand

Toronto, Ontario